Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements

o        Form S-8 No. 35-27317,
o        Form S-8 No. 33-21698,
o        Form S-8 No. 33-06183,
o        Form S-8 No. 333-49779,
o        Form S-8 No. 333-62037,
o        Form S-8 No. 333-97703,
o        Form S-8 No. 333-82828,
o        Form S-8 No. 333-16821,
o        Form S-8 No. 333-37297,
o        Form S-8 No. 333-70387,
o        Form S-8 No. 333-70673, and
o        Form S-8 No. 333-54158

of our report dated August 29, 2002, with respect to the consolidated financial statements and schedule of The Fairchild Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

                                                   /s/ Ernst & Young LLP


McLean, Virginia
September 23, 2002